EXHIBIT 5.1

Legal Opinion and Consent of Counsel

THE O'NEAL LAW FIRM, P.C.
14835 E. Shea Boulevard
Suite 103, PMB 494
Fountain Hills, Arizona 85268
(480) 812-5058 (phone)
(480) 816-9241 (fax)

OPINION OF COUNSEL AND CONSENT OF COUNSEL

TO: Board of Directors
Tank Sports, Inc.

RE: Registration Statement on Form SB-2

Ladies and Gentlemen:

You have requested our opinion as to the legality of the issuance by Tank Sports, Inc., a California corporation (the "Corporation") of up to 400,000 shares of Common Stock (the "Shares") The Shares are the subject of the Registration Statement on Form SB-2 (the "Registration Statement") to be filed on or about April 23, 2007.

Pursuant to your request, we have reviewed and examined: (1)The Articles of Incorporation of the Corporation, as amended (the "Articles"); (2) The Bylaws of the Corporation, as certified by the Secretary of the Corporation; (3) The minute book of the Corporation; (4) A copy of certain resolutions of the Board of Directors of the Corporation; (5) The Registration Statement; and (6) such other matters as we have deemed relevant in order to form our opinion.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that pursuant to the statutes and constitution of the State of California and reported decisions interpreting those laws, the 400,000 Shares issued to the Selling Shareholder have been duly authorized and when sold in the manner described in the Registration Statement, the shares will be validly issued, fully paid and non-assessable.

Our opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

Not withstanding the above, we consent to the use of this opinion in the Registration Statement and to the reference to this firm in the Legal Matters section of the Prospectus contained in the Registration Statement.

Very truly yours,

Date: April __, 2007	By:	/s/ THE O'NEAL LAW FIRM, P.C.
THE O'NEAL LAW FIRM, P.C.
Fountain Hills, Arizona